FIRST AMENDMENT
TO THE
GERMAN AMERICAN BANCORP NONQUALIFIED SAVINGS PLAN

        German American Bancorp ("the Company"), as plan sponsor of the German American Bancorp Nonqualified Plan Savings Plan ("Plan"), hereby adopts the following First Amendment to the Plan:

        WHEREAS, pursuant to Section 9.01 of the Plan, the Company has the right to amend or modify the Plan; and

        WHEREAS, the Company now desires to amend the Plan as hereinafter set forth;

NOW, THEREFORE, the Plan is hereby amended, effective as of September 1, 2004, as follows:

        1.        Section 1.06(a) of the Adoption Agreement to the Plan is hereby amended by the addition of the following paragraphs at the end thereof, to be and read as follows:

Notwithstanding any provision in the Plan or the Adoption Agreement to the Plan to the contrary, as a condition of participating in the Plan, each Participant shall elect, at the time of initial participation in the Plan and on a form and within the timeframe provided by the Plan Administrator, (i) when amounts credited to the Participant's Account shall be distributed to the Participant by selecting either (A) the Participant's termination of employment with the Employer, or (B) any one of the events elected in Section 1.06(a)(1) of the Adoption Agreement to the Plan, or (C) the earliest to occur of any such events in (A) or (B), (ii) the timing of the distributions by selecting between the options designated in Section 1.06(a)(2), and (iii) the form of the distribution by selecting between a lump sum distribution and, to the extent allowed by Section 1.10 of the Adoption Agreement, installments.

Notwithstanding the preceding provisions of this Section 1.06(a) or any provision in the Plan or the Adoption Agreement to the Plan to the contrary, and unless otherwise determined by the Plan Administrator to be inconsistent with applicable laws governing the Plan, each Participant may make a one-time election, at least 13 months prior to the date on which distributions under the Plan are first scheduled to commence, to further defer the commencement of the payout of the benefits and/or to change the timing and/or form of the payout of the benefits, by filing a written election form with the Plan Administrator (on a form acceptable to the Plan Administrator), such that the election is received by the Plan Administrator within such 13-month period. One time elections described in this paragraph that are received within fewer than 13 months prior to the date on which such distributions are first scheduled to commence or actually do commence shall be disregarded and shall be of no force or effect.

        2.        The first clause of Section 1.07(d) of the Adoption Agreement to the Plan is hereby amended to be and read as follows:

Notwithstanding any provision of the Plan or the Adoption Agreement to the Plan to the contrary, a Participant will forfeit his Matching Contributions and Employer Contributions upon the occurrence of ally of the following events:

        3.        The first clause of Section 1.12 of the Adoption Agreement to the Plan is hereby amended to be and read as follows:

If Section 1.06(c) is selected, then, pursuant to Section 7.08 and notwithstanding any other provision of the Plan or the Adoption Agreement to the Plan to the contrary, if a Participant's employment is terminated with all Employers for any reason other than death, resignation or retirement within the 24 month period beginning 12 months prior to a Change in Control, the vested Account Balance of each such Participant, to the extent not yet payable, shall then become payable to each such Participant as of the first day of the thirteenth (13th) month following the month on which the later of the following occurs: (i) such Participant's termination of employment with all Employers, or (ii) the effective date of the Change in Control, as defined in Section 1.12 of the Adoption Agreement; provided, however, such Participant may waive the acceleration of the payment of his or her vested Account Balance by electing in writing to waive application of this Section 1.12 (by filing such waiver with the Plan Administrator at least 12 months prior to the commencement of the acceleration of the payment). For example, if a Participant's employment is terminated by his Employer on July 1, 2005 and he had initially elected for his distributions to commence on his 65th birthday (in 2008) and if on January 1, 2006 a Change in Control occurs, the Participant's vested Account Balance would become payable beginning on February 1, 2007 unless, within 30 days after the change in control, the Participant elected (by filing a statement in writing with the Plan Administrator) to waive the acceleration of the commencement of his distributions.

For purposes of this Section 1.12, a "Change in Control" shall mean:

        4.        In all other respects the Plan shall remain unchanged.

        IN WITNESS WHEREOF, this First Amendment has been executed this 17th day of August, 2004.

/s/ Mark A. Schroeder Name President/CEO Title